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                                                                    Exhibit 99.1

MONDAY JUNE 21, 3:57 AM EASTERN TIME

COMPANY PRESS RELEASE

I-CUBE ACQUIRES DIGITAL STRATEGY AND
IMPLEMENTATION FIRM CONDUIT COMMUNICATIONS

MERGES WORLD CLASS STRATEGY, INTERACTIVE DESIGN AND BACK-OFFICE INTEGRATION

CAMBRIDGE, Mass.--(BUSINESS WIRE)--June 21, 1999--i-Cube, (NASDAQ:ICUB - news) announced today that it has acquired Conduit Communications Limited, a professional services firm specializing in digital strategy and implementation for global organizations. Augmenting i-Cube's end-to-end approach, Conduit adds world-class digital strategy and further strengthens i-Cube's interactive design and technology development services.

"The competitive landscape in most industries is changing fast," said i-Cube Chairman and CEO Michael Pehl, "and technology is driving that change. Our clients, both the global powerhouses and the new 'dot-com' companies, need us to assist them in thinking through the strategic implications of this shift and then to rapidly implement creative and groundbreaking solutions. The combination of i-Cube and Conduit creates an unbeatable team, delivering services to both of these exploding market segments."

"We've always approached client engagements with an end-to-end model. Now with Conduit on board, we bring a new element to our strategic consulting services that not only enhances our delivery practices, but has the potential to drive our entire business," continued Pehl.

Founded in 1993, Conduit is headquartered in London and has offices in Amsterdam, Boston and New York. For the calendar year ended December 31, 1998, Conduit's revenues were $13.7 million. With more than 100 people worldwide, Conduit brings together digital strategy, interactive design and application development, including significant capabilities in the areas of customer relationship management, customer care, and knowledge management. Conduit provides services to some of the world's largest and most prestigious organizations, including American Express, Nissan, Shell International, Fortis, Norwich Union and Harvard Business School Publishing.

"The scale and technology depth that i-Cube adds will provide significant benefits to our global customers," said Conduit Chairman Chris Mathias. "We have enhanced our end-to-end delivery


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capabilities and created a geographic footprint that will capitalize on the emerging European markets. The opportunity now is to focus on our clients, deliver the real depth and breadth of our service offerings and maximize our combined potential."

Under the terms of the acquisition, i-Cube will issue 2,396,763 shares of its Common Stock to Conduit shareholders in exchange for the entire equity interest in Conduit. i-Cube will also assume all of Conduit's outstanding stock options and convertible notes which are exercisable for approximately 863,237 shares of i-Cube Common Stock. The acquisition will be accounted for under the pooling of interests method of accounting and is expected to be non-dilutive for 1999 and 2000, excluding a one-time charge of approximately $3.5 million in the current fiscal quarter for costs related to the business combination.

About i-Cube

i-Cube (NASDAQ:ICUB - news) delivers end-to-end digital strategy, interactive design and technology services for the world's leading organizations. Founded in 1992, i-Cube has offices in Cambridge, Massachusetts, Los Angeles, California and Mannheim, Germany. For more information on i-Cube, visit the World Wide Web: http://www.i-cube.com, call toll free at 1-888-22i-cube or (617)250-2500.

This press release includes forward-looking statements (statements that are not historical fact and relate to future performance) that involve risks and uncertainties. Actual results may differ materially from those stated based on a number of factors including, without limitation, business conditions, the successful and timely completion of customer engagements, its ability to integrate Conduit into i-Cube, the effects of client purchasing patterns due to Year 2000 issues, competitive factors, and protection of intellectual property, as well as other factors set forth in i-Cube's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and its Form 10-Q for the quarter ended March 31, 1999.
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CONTACT:


        Lois Paul & Partners
        Joe Gavaghan,  781/238-5840
        E-mail: joe_gavaghan@lpp.com
              or
        Larry Begley,  617/250-2500
        E-mail: lbegley@i-cube.com